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EXHIBIT 99.1

Previo Announces Initial Distribution
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Contact Information:
Previo, Inc.
------------
Clifford Flowers or Linda Kaechele
(858) 793-2800




FOR IMMEDIATE RELEASE

              PREVIO ANNOUNCES INITIAL DISTRIBUTION TO STOCKHOLDERS

      -- COMPANY TO MAKE INITIAL DISTRIBUTION OF $2.31 PER COMMON SHARE --


SAN DIEGO -- DECEMBER 18, 2002 -- Previo, Inc. (OTCBB: PRVOZ) today announced the Delaware Court of Chancery's approval of its petition to make an initial liquidating distribution of $2.31 per outstanding common share to stockholders of record on the Company's final record date, which was September 25, 2002. The Company expects to make the initial distribution prior to December 31, 2002.

         On September 17, 2002, the Company's stockholders voted to approve the plan of dissolution and the dissolution of Previo. The Company filed a Certificate of Dissolution with the office of the Secretary of State of the State of Delaware on September 25, 2002 and has been engaged solely in winding up its affairs since that time.

         The Company currently expects that one or more future distributions may be made to its stockholders. The actual amount available for future distribution, if any, is dependent on a number of factors including the existence of unknown liabilities or claims and unexpected or greater than expected expenses. Further, the timing and amount of future distributions, if any, are within the discretion of the Delaware Court of Chancery, cannot be predicted with certainty, and may not occur until three years following the filing date, but in no case is such timing expected to exceed five years.

         More details about the plan of dissolution and the dissolution of Previo may be found in the proxy statement that was filed with the Securities and Exchange Commission on August 20, 2002, and in the Company's annual report on Form 10-K, which is expected to be filed no later than December 30, 2002.


                                     -more-
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Previo Announces Initial Distribution
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                                      # # #

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THIS NEWS RELEASE AS WELL AS THE COMPANY'S SEC FILINGS CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING STATEMENTS REGARDING THE AMOUNT AND TIMING OF THE COMPANY'S PROPOSED DISTRIBUTIONS. THE COMPANY IS NOT ABLE TO PREDICT WITH CERTAINTY THE TIMING OR AMOUNT OF POTENTIAL FUTURE DISTRIBUTIONS. ADDITIONALLY, STOCKHOLDERS MAY BE LIABLE TO PREVIO'S CREDITORS FOR AMOUNT(S) RECEIVED IF THE COMPANY'S RESERVES ARE INADEQUATE, THERE MAY BE ONE OR MORE CLASS ACTION LAWSUITS WHICH WOULD ADVERSELY AFFECT THE AMOUNT OF FUNDS AVAILABLE FOR DISTRIBUTIONS, THE COMPANY WILL CONTINUE TO INCUR THE EXPENSES OF COMPLYING WITH PUBLIC COMPANY REPORTING REQUIREMENT AND THE COMPANY'S STOCK IS CONTINUING TO TRADE EVEN THOUGH THE COMPANY IS IN THE PROCESS OF WINDING DOWN ITS OPERATIONS AND THE DISTRIBUTIONS, IF ANY, MAY BE BELOW ANY TRADING PRICE. ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE DISCUSSED AS A RESULT OF A NUMBER OF FACTORS INCLUDING THOSE SET FORTH IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT SEC FILINGS.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Investors and security holders of Previo, Inc. are urged to read the various filings that have been filed and will be filed with the SEC, including the proxy statement that has been filed with respect to the transaction described above and the Company's annual report on Form 10-K that is expected to be filed by December 30, 2002, as the filings contain important information. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Previo with the SEC at the SEC's Web site at http://www.sec.gov